EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of USURF America, Inc. (the "Company") on Form 10-QSB/A for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:  December 4, 2003                     By: /s/  Douglas O. McKinnon
                                            --------------------------------
                                            Name:    Kenneth W. Brand
                                            Title:   Chief Executive Officer


Date:  December 4, 2003                     By: /s/  Christopher Brenner
                                            --------------------------------
                                            Name:    Christopher Brenner
                                            Title:   Chief Financial Officer


     A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to USURF America, Inc. and will be retained by USURF America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.